EXHIBIT 15.1

LETTER TO THE COMMISSION OF FORMER PRINCIPAL ACCOUNTANT

ERNST & YOUNG LLP

United States Securities and Exchange Commission

Division of Corporation Finance

100 F. Street N.E.

Washington, D.C. 20549-7010

RE:

KISKA METALS CORPORATION

AMENDED TRANSITION REPORT ON FORM 20-F/A-2 (AMENDMENT NO. 2)

ITEM 16F: CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

Dear Sir/Madam:

We have reviewed a copy of the disclosures that Kiska Metals Corporation (the “Registrant”) is making in response to Item 16F: Change in Registrant’s Certifying Accountant contained in the Registrant’s amended transition report on Form 20-F/A-2 (Amendment No. 2) for the transition period from February 1 to December 31, 2009.

We agree with the statements made by the Registrant in response to Item 16F(a) of the Registrant’s amended transition report on Form 20-F/A-2 (Amendment No. 2) for the transition period from February 1 to December 31, 2009.

November 21, 2011

                             /s/ “Ernst & Young LLP”

Toronto, Ontario, Canada

     Former Principal Accountant

of Kiska Metals Corporation